                                                                    EXHIBIT 99.1

                           BRITE VOICE SYSTEMS, INC.

    PROXY FOR SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON           , 1999

 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF BRITE VOICE SYSTEMS, INC.

      The undersigned hereby appoints each of
  as proxies with full power of substitution, and hereby authorizes each of them to present and vote, as designated on the reverse side of this card, all the shares of common stock, no par value, of Brite Voice Systems, Inc.
  ("Brite"), held of record by the undersigned on             , 1999, at the
  Special Meeting of Shareholders of Brite (the "Special Meeting") to be held at Brite's offices at 7309 E. 21st Street North, Wichita, Kansas, 67206 on
              , 1999, at     a.m., local time, and at any and all adjournments
  or postponements thereof.

      THIS PROXY WILL BE VOTED AS DIRECTED ON THE REVERSE SIDE OF THIS PROXY CARD. WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSAL NO.
  1. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1.

  [X] Please mark your votes as shown

  1. (A) adoption of the Acquisition Agreement and Plan of Merger, dated as of April 27, 1999, among Intervoice, Inc., Intervoice Acquisition Subsidiary III, Inc., and Brite Voice Systems, Inc. and (B) approval of the Merger contemplated thereby pursuant to which Intervoice Acquisition Subsidiary III, Inc. will be merged with and into Brite Voice Systems, Inc.

                [ ]  FOR        [ ]  AGAINST        [ ]  ABSTAIN

     PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY IN THE
                               ENCLOSED ENVELOPE

                               (SEE REVERSE SIDE)

  2. In the discretion of the proxyholders with respect to any other matter that may properly come before the special meeting and at any adjournments or postponements thereof. The board of directors is not aware of any other matters that will be presented at the special meeting.

                [ ]  FOR        [ ]  AGAINST        [ ]  ABSTAIN

  Whether or not you plan to attend the special meeting in person, you are urged to complete, date, sign and promptly mail this proxy in the enclosed prepaid return envelope as promptly as possible so that your shares may be represented at the special meeting.

                                               NOTE: Please sign exactly as
                                               your name(s) appears on your
                                               stock certificate(s). If shares
                                               of stock are held of record in
                                               the names of two or more
                                               persons or in the name of
                                               husband and wife, whether as
                                               joint tenants or otherwise,
                                               both or all of such persons
                                               should sign the proxy. If
                                               shares of stock are held of
                                               record by a corporation, the
                                               proxy should be executed by the
                                               president or vice president and
                                               the secretary or assistant
                                               secretary. If shares of stock
                                               are held of record by a
                                               partnership, the proxy should
                                               be executed by a duly
                                               authorized officer of the
                                               partnership. Executors,
                                               administrators or other
                                               fiduciaries who execute the
                                               above proxy for a deceased
                                               shareholder should give their
                                               full title. Please date this
                                               proxy. Joint owners should each
                                               sign. When signing as attorney,
                                               executor, administrator,
                                               trustee or guardian, please
                                               give full title as such.

                                               Dated:
              ---------------------------------------------------------------- ,
                                               1999

                                               -------------------------------
                                               Signature of Stockholder

                                               -------------------------------
                                               Signature of Stockholder